UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 2, 2016
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE, Building 3, Suite 700
Atlanta, GA 30305
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Danya International, LLC

On May 3, 2016, DLH Holdings Corp. (“DLH” or the “Company”) acquired Danya International, LLC (“Danya”) pursuant to a definitive Equity Purchase Agreement dated May 3, 2016 (the “Purchase Agreement”) among Danya, DI Holdings, Inc. (the “Seller”) and certain equity holders thereof. The acquisition was completed on May 3, 2016 and Danya became a direct, wholly-owned subsidiary of DLH on such date (the “Acquisition”).

At the closing of the Acquisition, the Company paid and issued to the Seller a total purchase price of $38,750,000 as follows: (i) cash in the amount of $36,250,000 and (ii) 670,242 restricted shares of DLH Common Stock (the “Purchase Price Shares”), which were valued at $2.5 million in the aggregate, based on the 20 day VWAP of DLH’s Common Stock. The purchase price is subject to post-closing adjustment based on Danya’s working capital as of the closing date. The Company funded the cash purchase price and the costs and expenses of the Acquisition through a combination of cash on hand, a new credit facility provided by Fifth Third Bank and a subordinated loan from funds affiliated with Wynnefield Capital, Inc., as described in greater detail below. The Purchase Agreement also provides for restrictions on the resale of the Purchase Price Shares and piggyback registration rights for the Purchase Price Shares.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. Subject to certain limitations and conditions, the Company will be indemnified by the Seller and the majority owners of Seller for damages resulting from breaches or inaccuracies of the representations, warranties, and covenants of the Seller, Danya and certain of the equity owners of Seller as set forth in the Purchase Agreement. The Purchase Agreement further provides that an escrow fund of $3,875,000 will be established for the benefit of DLH in order to satisfy indemnification obligations of the Seller that may arise following the closing. Fifty percent (50%) of the escrow fund (less any amounts paid or for pending claims) will be released to the Seller nine months after the closing and the remaining balance (less any amounts paid or for pending claims) will be released 18 months after the closing.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference in this Item 1.01. The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and were not intended to be, and should not be, relied upon by any person other than such parties, including shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not necessarily reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates.

After giving effect to the issuance of the shares of Common Stock issued to Seller at closing, Seller will beneficially own approximately 6.5% of the Company’s outstanding shares of Common Stock. In addition, pursuant to the Purchase Agreement, Dr. Jeffrey Hoffman, the majority equity owner, and an officer and director, of Seller, entered into a consulting agreement with the Company pursuant to which he will provide transition consulting services to the Company for up to two years and receive a monthly consulting fee of $10,000. Dr. Hoffman also entered into a non-compete agreement under which he is subject to non-competition and non-solicitation covenants. The foregoing descriptions of the Consulting Agreement and Non-Competition Agreement are not complete and are subject and qualified in their entirety by reference to the text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively to this report and incorporated by reference in this Item 1.01.

New Credit Agreement

On May 2, 2016, the Company entered into a Loan Agreement (the “New Credit Agreement”), with Fifth Third Bank (the “Bank”) to establish a new credit facility to provide partial financing for the acquisition of Danya in the form of up to $35 million of new secured debt. The New Credit Agreement consists of (i) a secured revolving credit facility in an aggregate principal amount of up to $10 million (the “Revolving Credit Facility”) and (ii) a secured term loan with an aggregate principal amount of $25 million (the “Term Loan” and together with the Revolving Credit Facility, the “Credit Facilities”).

The Term Loan matures on May 1, 2021 and the Revolving Credit Facility matures on May 1, 2018. The Term Loan and Revolving Credit Facility bear interest at the rate of LIBOR plus a margin of 3.00%. The Credit Facilities are secured by liens on substantially all of the assets of DLH and Danya and DLH’s other subsidiaries. At closing, the Company received the entire amount of the $25.0 million Term Loan and drew down $5.0 million from the Revolving Credit Facility, and utilized the proceeds to pay a substantial portion of the cash purchase price of Danya. The principal of the Term Loan is payable in fifty-nine consecutive monthly installments of $312,500 beginning in June 2016, and the balance is payable on the Term Loan maturity date.

Commencing with the fiscal year ending September 30, 2017, the Company will be required to remit to the Bank an amount of 75% of excess cash flow, as defined in the New Credit Agreement, to further reduce the outstanding principal of, and interest on, the Term Loan. The required excess cash flow payment will be reduced to 50% if the ratio of Funded Indebtedness to Adjusted EBITDA ratio is less than 2.5 to 1.0, but greater than or equal to 2.0 to 1.0. No excess cash flow payments are required if the ratio is below 2.0 to 1.0. All unpaid loans borrowed under the Term Loan and the Revolving Credit Facility must be repaid on their respective maturity dates, as stated above.

As part of the Revolving Credit Facility, the Bank agreed to issue letters of credit for the account of the borrower in an aggregate amount not to exceed $1.0 million, subject to the Bank’s applicable procedures. The remaining available balance of the Revolving Credit Facility is available, subject to certain limitations including a borrowing base, for general working capital purposes.

The New Credit Agreement contains customary covenants applicable to DLH and Danya, DLH’s other subsidiaries, which include limitations on: liens, other indebtedness; maintenance of assets; investments in other entities and extensions of credit; mergers and consolidations; and changes in nature of business. The New Credit Agreement requires the Company to comply with certain financial covenants including (i) a minimum fixed charge coverage ratio of at least 1.35 to 1.0 commencing with the quarter ending June 30, 2016 and for all subsequent periods and (ii) a Funded Indebtedness to Adjusted EBITDA ratio not exceeding the ratio of 2.99 to 1.0 at closing and thereafter a ratio ranging from 3.5 to 1.0 for the period through September 30, 2016 to 2.5 to 1.0 for the period ending September 30, 2018.

The New Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events, suspension or disbarment from contracting with the federal government and the material inaccuracy of our representations and warranties. If an event of default occurs and is continuing under the New Credit Agreement, that agreement provides that the Bank may terminate the commitments under the agreement, stop making additional credit available, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all rights and interests of the lenders.

The foregoing description of the New Credit Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, pursuant to the New Credit Agreement, the Company delivered notes to the Bank to evidence the borrowings under the Term Loan and the Revolving Credit Facility and the Company and its subsidiaries also entered into security agreements and pledge agreements with the Bank covering the collateral securing these loans. The form of the term note and revolving credit note are attached as Exhibits 4.1 and 4.2, respectively, and the forms of security agreement and pledge agreement are attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K.

Subordinated Loan Agreement

In addition to the New Credit Agreement, on May 2, 2016, the Company entered into a Note Purchase Agreement (the “Subordinated Loan Agreement”) with Wynnefield Partners Small Cap Value L.P., Wynnefield Partners Small Cap Value I L.P., and Wynnefield Small Cap Value Offshore Fund, Ltd. (collectively, the “Subordinated Lenders”) pursuant to which the Company obtained financing in an aggregate amount of $2.5 million (the “Subordinated Loan”) and used such funds towards the purchase price of the Acquisition. The Subordinated Lenders are entities affiliated with Wynnefield Capital, Inc., which beneficially owns, through various related entities and funds, approximately 45% of the Company’s Common Stock based on the outstanding number of shares of Common Stock immediately prior to the closing of the Acquisition. In partial consideration for the Subordinated Loan, the Company issued the Subordinated Lenders warrants to purchase an aggregate of 53,619 shares of common stock (the “Warrants”), representing 8% of the principal amount of the Subordinated Loan.

Pursuant to the Subordinated Loan Agreement, the Company issued the Subordinated Lenders subordinated notes in the aggregate principal amount of $2.5 million (the “Subordinated Notes”). The Subordinated Notes bear interest at the rate of 4.0% per annum and mature on the earlier of the 66-month anniversary of issuance or the completion by the Company of an equity financing transaction, including a rights offering, resulting in at least $2.5 million of gross proceeds. The Warrants are exercisable for five years at an initial exercise price equal to $3.73. The initial exercise price of the Warrants is subject to adjustment for certain customary events and includes weighted average anti-dilution protection for future issuances by the Company, subject to certain exclusions.

The Subordinated Loan Agreement contemplates that the Company will commence a rights offering for at least $2.5 million, the proceeds of which will be used to retire the Subordinated Loan. It is anticipated that the Subordinated Lenders, or their affiliates, will serve as a standby purchaser in connection with a rights offering, subject to the negotiation and execution of a mutually acceptable standby purchase agreement. The exercise price of the purchase rights to be distributed in the rights offering will be fixed at the time of the offering and will be subject to market conditions. Under the terms of the Subordinated Loan Agreement, the Company granted the Subordinated Lender the right, subject to certain limitations, to purchase a pro rata portion of any new equity securities proposed to be offered or sold by the Company, for a period expiring on the earlier of (i) the maturity date of the Subordinated Notes or (ii) the accelerated payment date of the Subordinated Notes.

In connection with the parties’ entry into the Subordinated Loan Agreement, the Company, the Bank and the Subordinated Lenders entered into a subordination agreement concerning the terms of the subordination of the Subordinated Loan to the New Credit Facility provided by the Bank. Under the subordination agreement, the Company may not make payments to the Subordinated Lenders except as permitted under the subordination agreement.

The foregoing description of the Subordinated Loan Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Subordinated Loan Agreement, the Subordination Agreement, the form of Subordinated Note and the form of Warrant, which documents are attached as Exhibits10.6, 10.7, 4.3 and 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

In connection with the Acquisition and the establishment of the New Credit Facility, as described in Item 1.01 of this Current Report on Form 8-K, the Company terminated its existing Loan and Security Agreement with Presidential Financial Corporation, dated July 29, 2010 and as amended thereafter (the “Prior Loan Facility”). The Company did not incur an early termination fee in connection with the termination of its Prior Loan Facility.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described under Item 1.01 of this Current Report on Form 8-K, the Company completed its acquisition of Danya effective May 3, 2016 for a total purchase price of $38,750,000, funded by borrowings under the New Credit Facility and Subordinated Loan Agreement, shares of its Common Stock valued at $2.5 million and cash on hand. The foregoing does not constitute a complete summary of the Acquisition or the terms of the Purchase Agreement, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the New Credit Facility and the Subordinated Loan Agreement is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the shares of Common Stock by DLH pursuant to the Acquisition and the issuance of the Warrants pursuant to the Subordinated Loan Agreement is incorporated herein by reference. The securities issued pursuant to the Acquisition and the Subordinated Loan Agreement are restricted securities and were offered and sold in private transactions to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended and similar exemptions under applicable state laws. The securities sold in the foregoing transaction may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Company will furnish the financial statements of the business acquired as required by Item 9.01(a) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Acquisition reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules.

(b) Pro Forma Financial Information

The Company will furnish the pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date on which the initial Current Report on Form 8-K with respect to the consummation of the Acquisition reported under Item 2.01 of this report is required to have been filed with the SEC pursuant to SEC rules

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

2.1
Equity Purchase Agreement among the Company, Danya International LLC, DI Holdings Inc. and the owners named therein (The schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. DLH Holdings Corp. agrees to furnish as supplemental information to the SEC, upon request, a copy of any omitted schedule or exhibit).

4.1	Form of Term Note issued pursuant to the Loan Agreement.
4.2	Form of Revolving Credit Note issued pursuant to the Loan Agreement.
4.3	Form of Subordinated Promissory Note issued to Subordinated Lenders.
4.4	Form of Warrant issued to Subordinated Lenders.
10.1	Consulting Agreement between the Company and Jeffrey Hoffman.
10.2	Non-Competition Agreement between the Company and Jeffrey Hoffman.
10.3	Loan Agreement among Fifth Third Bank, DLH Holdings Corp., DLH Solutions, Inc. and Danya International, LLC.
10.4	Form of Security Agreement entered into pursuant to the Loan Agreement.
10.5	Form of Pledge Agreement entered into pursuant to the Loan Agreement.
10.6	Note Purchase Agreement among the Company and the Subordinated Lenders named therein.
10.7	Subordination Agreement among the Company, Fifth Third Bank and the Subordinated Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: May 6, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

2.1
Equity Purchase Agreement among the Company, Danya International LLC, DI Holdings Inc. and the owners named therein (The schedules and exhibits to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. DLH Holdings Corp. agrees to furnish as supplemental information to the SEC, upon request, a copy of any omitted schedule or exhibit).

4.1	Form of Term Note issued pursuant to the Loan Agreement.
4.2	Form of Revolving Credit Note issued pursuant to the Loan Agreement.
4.3	Form of Subordinated Promissory Note issued to Subordinated Lenders.
4.4	Form of Warrant issued to Subordinated Lenders.
10.1	Consulting Agreement between the Company and Jeffrey Hoffman.
10.2	Non-Competition Agreement between the Company and Jeffrey Hoffman.
10.3	Loan Agreement among Fifth Third Bank, DLH Holdings Corp., DLH Solutions, Inc. and Danya International, LLC.
10.4	Form of Security Agreement entered into pursuant to the Loan Agreement.
10.5	Form of Pledge Agreement entered into pursuant to the Loan Agreement.
10.6	Note Purchase Agreement among the Company and the Subordinated Lenders named therein.
10.7	Subordination Agreement among the Company, Fifth Third Bank and the Subordinated Lenders.